FOSTER WHEELER REPORTS RECORD-SETTING FULL-YEAR 2007 FINANCIAL
PERFORMANCE AND SOLID RESULTS FOR FOURTH QUARTER OF 2007

•	Second consecutive year of record net income and consolidated EBITDA
•	Second sequential quarter of record-level of scope backlog
•	More than $1 billion in total cash and cash equivalents at year-end 2007
•	Company maintains very positive market view

HAMILTON, BERMUDA, February 26, 2008 -- Foster Wheeler Ltd. (Nasdaq: FWLT) today reported net income for the fourth quarter of 2007 of $78.1 million, or $0.54 per diluted share, compared with $63.1 million, or $0.44 per diluted share, in the fourth quarter of 2006. Net income in both quarterly periods was impacted by certain non-operating items as detailed in the attached table. Excluding such items from both quarterly periods, net income in the fourth quarter of 2007 was $80.6 million, or $0.56 per diluted share, compared with $85.9 million, or $0.60 per diluted share, in the fourth quarter of 2006.

Fourth-quarter 2007 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $132.0 million, compared with $106.1 million in the fourth quarter of 2006. Consolidated EBITDA in both quarterly periods was also impacted by certain non-operating items as noted above and as detailed in the attached table. Excluding such items from both quarterly periods, consolidated EBITDA in the fourth quarter of 2007 was $134.5 million, compared with $128.9 million in the fourth quarter of 2006.

For the full year 2007, net income was a record $393.9 million, or $2.72 per diluted share, compared with $262.0 million, or $1.72 per diluted share, in 2006. For the full year 2007, consolidated EBITDA was a record $591.8 million, compared with $399.5 million for 2006. Net income and consolidated EBITDA in 2007 and 2006 were impacted by certain non-operating items as detailed in the attached table. Excluding such items from both periods, net income in 2007 was $387.7 million, or $2.68 per diluted share, compared with $196.4 million, or $1.39 per diluted share, in 2006; and consolidated EBITDA for 2007 was $585.7 million, compared with $333.9 million in 2006.

Commenting on the company’s 2007 results, Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “The combination of strong demand and overall excellence in contract execution enabled the company to generate record-level financial results in 2007.  In particular, both of our operating segments reported double-digit percentage increases in EBITDA, and the company's adjusted net income nearly doubled.  Moreover, the company ended the year with record-levels of scope backlog.”

Milchovich noted, “We reported solid results for the fourth quarter of 2007.  However, EBITDA was below the average of the first three quarters of the year because of reduced EBITDA in our Global Engineering and Construction (E&C) Group due to three factors.  First, E&C experienced an $8.3 million negative impact due to the repeal of an Italian power price tariff, which had been enacted in the third quarter of 2007, as a result of a court ruling in the country.  Second, we experienced fewer profit-enhancing opportunities such as bonuses and incentives during the quarter as compared to the early part of the year due to portfolio mix and contract timing.  Finally, E&C took a $5 million reserve on one reimbursable contract due to issues with the client over project scope growth.  We’re hopeful that this matter will be favorably resolved in future periods but felt that it was appropriate to reserve for it at this time.”

Milchovich added, “As we look at 2008, we continue to be very positive about the markets that both our businesses serve and about our position as we enter the year.  In our E&C Group, consistent with what we’ve been saying for months, we expect meaningful organic growth and sustainable margins.  We’re hopeful that this can be complemented by growth through strategic acquisitions during the year as well.  In our Global Power Group, as we’ve previously stated, we remain confident that we will enjoy a material level of margin improvement and revenue growth during the year given our position and momentum entering 2008.”

Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the upstream oil and gas, LNG and gas-to-liquids, refining, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The company is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles or GAAP. The Company defines EBITDA as income before interest expense, income taxes, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company's current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its consolidated statements of operations and comprehensive income/(loss) entitled "net income/(loss)" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income/(loss), users of this financial information should consider the type of events and transactions that are excluded.

  The Company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•
It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company's operations, any measure that excludes taxes has material limitations; and
•
It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by us as agent or principal on a reimbursable basis. The Company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler Ltd. plans to hold a conference call today, Tuesday, February 26, at 12:00 noon (Eastern) to discuss its financial results for the fourth quarter and fiscal year ended December 28, 2007.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com).   To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 31698780#) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at Hwww.streetevents.comH.

A replay of the call will be available on the company's web site as well as by telephone.  To listen to the replay by telephone, dial 706-645-9291 (replay passcode 31698780# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Tuesday, March 25, 2008. The replay can also be accessed on the company's web site for four weeks following the call.

Safe Harbor Statement
Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations regarding revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in Part I, Item 1A “Risk Factors” of the Company’s most recent annual report on Form 10-K and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, interruptions to shipping lanes or other methods of transport, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and clams by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #

Contacts:
1BMedia	Maureen Bingert	908 730 4444	E-mail: Hmaureen_bingert@fwc.comH
Investor Relations	Scott Lamb	908-730-4155	E-mail: Hscott_lamb@fwc.comH
0BOther Inquiries		908 730 4000	Hfw@fwc.comH

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Operations - Summary
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006

Unfilled orders	$9,420,400	$5,431,400	$9,420,400	$5,431,400
New orders booked	4,604,500	368,200	8,882,800	4,892,200

Operating revenues	$1,465,483	$1,193,319	$5,107,243	$3,495,048
Cost of operating revenues	(1,295,480)	(1,022,981)	(4,362,922)	(2,987,261)
Contract profit	170,003	170,338	744,321	507,787

Selling, general & administrative expenses	(66,158)	(65,760)	(246,237)	(225,330)
Other income	17,680	17,530	61,410	48,610
Other deductions	(12,465)	(12,383)	(45,540)	(45,453)
Interest income	11,364	4,949	35,627	15,119
Interest expense	(5,203)	(5,141)	(19,855)	(24,944)
Minority interest in income of consolidated affiliates	(539)	(1,538)	(5,577)	(4,789)
Net asbestos-related gains/(provision)	(2,488)	(15,533)	6,145	100,131
Prior domestic senior credit agreement fees and expenses	0	(132)	0	(14,955)
Loss on debt reduction initiatives	0	0	0	(12,483)

Income before income taxes	112,194	92,330	530,294	343,693
Provision for income taxes	(34,096)	(29,222)	(136,420)	(81,709)
Net income	$78,098	$63,108	$393,874	$261,984

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings per common share	143,540,329	136,755,348	141,661,046	132,996,384

Weighted-average number of common shares outstanding for diluted earnings per common share	145,155,401	142,894,718	144,748,222	141,217,976

Earnings per common share:
Basic	$0.54	$0.46	$2.78	$1.82
Diluted	$0.54	$0.44	$2.72	$1.72

Foster Wheeler Ltd. and Subsidiaries
Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)
	December 28,	December 29,
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$1,048,544	$610,887
Accounts and notes receivable, net:
Trade	580,883	483,819
Other	98,708	83,497
Contracts in process	239,737	159,121
Prepaid, deferred and refundable income taxes	36,532	21,016
Other current assets	39,979	31,288
Total current assets	2,044,383	1,389,628

Land, buildings and equipment, net	337,485	302,488
Restricted cash	20,937	19,080
Notes and accounts receivable - long-term	2,941	5,395
Investments in and advances to unconsolidated affiliates	198,346	167,186
Goodwill, net	53,345	51,573
Other intangible assets, net	61,190	62,004
Asbestos-related insurance recovery receivable	324,588	350,322
Other assets	93,737	91,081
Deferred income taxes	112,036	126,792
TOTAL ASSETS	$3,248,988	$2,565,549

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current installments on long-term debt	$19,368	$21,477
Accounts payable	372,531	263,715
Accrued expenses	331,814	288,658
Billings in excess of costs and estimated earnings on uncompleted contracts	744,236	622,422
Income taxes payable	55,824	51,331
Total current liabilities	1,523,773	1,247,603

Long-term debt	185,978	181,492
Deferred income taxes	81,008	66,048
Pension, postretirement and other employee benefits	290,741	385,976
Asbestos-related liability	376,803	424,628
Other long-term liabilities	185,143	166,169
Minority interest	31,773	29,923
Commitments and contingencies
TOTAL LIABILITIES	2,675,219	2,501,839

Temporary Equity:
Non-vested restricted awards subject to redemption	2,728	983
TOTAL TEMPORARY EQUITY	2,728	983

Shareholders' Equity:
Preferred shares	-	-
Common shares	1,439	1,382
Paid-in capital	1,385,311	1,348,800
Accumulated deficit	(554,595)	(944,113)
Accumulated other comprehensive loss	(261,114)	(343,342)
TOTAL SHAREHOLDERS’ EQUITY	571,041	62,727
TOTAL LIABILITIES, TEMPORARY EQUITY
AND SHAREHOLDERS’ EQUITY	$3,248,988	$2,565,549

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)
(unaudited)

	Three months ended		Twelve months ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
Global Engineering & Construction Group
Unfilled orders - in future revenues	$7,822,000	$4,501,500	$7,822,000	$4,501,500
New orders booked - in future revenues	3,999,400	225,100	6,874,600	3,695,300
Operating revenues	1,054,443	703,722	3,681,259	2,219,104
EBITDA	110,283	102,270	505,647	323,297

Foster Wheeler Scope (1):
Unfilled orders	1,709,100	1,611,500	1,709,100	1,611,500
New orders booked	603,500	216,800	2,150,800	1,839,400
Operating revenues	609,578	439,100	2,144,199	1,530,300

Global Power Group
Unfilled orders - in future revenues	1,598,400	929,900	1,598,400	929,900
New orders booked - in future revenues	605,100	143,100	2,008,200	1,196,900
Operating revenues	411,040	489,597	1,425,984	1,275,944
EBITDA	39,397	38,697	139,177	95,039

Foster Wheeler Scope (1):
Unfilled orders	1,585,500	916,700	1,585,500	916,700
New orders booked	602,500	140,500	1,996,000	1,185,300
Operating revenues	408,043	485,800	1,413,462	1,263,200

Corporate & Finance Group (2)
Unfilled orders - in future revenues	0	0	0	0
New orders booked - in future revenues	0	0	0	0
Operating revenues	0	0	0	0
EBITDA	(17,712)	(34,903)	(52,984)	(18,822)

Consolidated
Unfilled orders - in future revenues	9,420,400	5,431,400	9,420,400	5,431,400
New orders booked - in future revenues	4,604,500	368,200	8,882,800	4,892,200
Operating revenues	1,465,483	1,193,319	5,107,243	3,495,048
EBITDA	131,968	106,064	591,840	399,514

Foster Wheeler Scope (1):
Unfilled orders	3,294,600	2,528,200	3,294,600	2,528,200
New orders booked	1,206,000	357,300	4,146,800	3,024,700
Operating revenues	1,017,621	924,900	3,557,661	2,793,500

(1)Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by us as agent or principal on a reimbursable basis.

(2)Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)
(unaudited)

	Three months ended		Twelve months ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
Reconciliation of Consolidated EBITDA
to Consolidated Net Income

EBITDA	$131,968	$106,064	$591,840	$399,514
Less: Interest expense	(5,203)	(5,141)	(19,855)	(24,944)
Less: Depreciation/amortization (1)	(14,571)	(8,593)	(41,691)	(30,877)
Income before income taxes	112,194	92,330	530,294	343,693
Provision for income taxes	(34,096)	(29,222)	(136,420)	(81,709)
Net income	$78,098	$63,108	$393,874	$261,984

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$609,578	$439,100	$2,144,199	$1,530,300
Flow-through revenues	444,865	264,622	1,537,060	688,804
Operating revenues	1,054,443	703,722	3,681,259	2,219,104

Global Power Group
Foster Wheeler Scope operating revenues	408,043	485,800	1,413,462	1,263,200
Flow-through revenues	2,997	3,797	12,522	12,744
Operating revenues	411,040	489,597	1,425,984	1,275,944

Corporate & Finance Group
Foster Wheeler Scope operating revenues	0	0	0	0
Flow-through revenues	0	0	0	0
Operating revenues	0	0	0	0

Consolidated
Foster Wheeler Scope operating revenues	1,017,621	924,900	3,557,661	2,793,500
Flow-through revenues	447,862	268,419	1,549,582	701,548
Operating revenues	$1,465,483	$1,193,319	$5,107,243	$3,495,048

	Three months ended		Twelve months ended
(1)The depreciation / amortization for the major business groups is:	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006

Global Engineering & Construction Group	$(6,175)	$(3,071)	$(17,485)	$(9,766)
Global Power Group	(8,051)	(5,181)	(22,835)	(19,748)
Corporate & Finance Group	(345)	(341)	(1,371)	(1,363)
Total depreciation / amortization	$(14,571)	$(8,593)	$(41,691)	$(30,877)

Foster Wheeler Ltd. and Subsidiaries
EBITDA and Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)

	Three Months Ended			Twelve months ended
	December 28, 2007			December 28, 2007

	EBITDA	Net Earnings	Diluted Earnings/Share	EBITDA	Net Earnings	Diluted Earnings/Share
As adjusted	$134,456	$80,586	$0.56	$585,695	$387,729	$2.68

Add back:
Net asbestos-related gains/(provision)	(2,488)	(2,488)	(0.02)	6,145	6,145	0.04

As reported	$131,968	$78,098	$0.54	$591,840	$393,874	$2.72

	Three Months Ended			Twelve months ended
	December 29, 2006			December 29, 2006

			Diluted			Diluted
	EBITDA	Net Earnings	Earnings/Share	EBITDA	Net Earnings	Earnings/Share
As adjusted	$128,850	$85,894	$0.60	$333,942	$196,412	1.39

Add back:
Net asbestos-related gains/(provision)	(15,533)	(15,533)	(0.11)	100,131	100,131	0.72
Prior domestic senior credit agreement fees and expenses	(132)	(132)	(0.00)	(14,955)	(14,955)	(0.11)
Loss on debt reduction initiatives	-	-	-	(12,483)	(12,483)	(0.09)
Closure of GPG Canadian operations	(7,121)	(7,121)	(0.05)	(7,121)	(7,121)	(0.05)
Fair value of additional shares issued as part of the warrant offers (impacts earnings per share only)	-	-	-	-	-	(0.14)

As reported	$106,064	$63,108	$0.44	$399,514	$261,984	$1.72